UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report:
May 3, 2010

Frontier Financial Corporation
(Exact name of registrant as specified in its charter)

Washington (State of incorporation or organization)	000-15540 (Commission File Number)	91-1223535 (I.R.S. Employer Identification No.)
c/o Thomas A. Sterken Keller Rohrback L.L.P. Registered Agent of Frontier Financial Corporation 1201 Third Avenue, Suite 3200 Seattle, Washington (Address of principal executive offices)	98101 (Zip Code)
Registrant’s telephone number, including area code: (206) 224-7585

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 [   ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
 [   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 3, 2010, Frontier Financial Corporation (“Corporation”) received a letter from the Nasdaq Stock Market (“Nasdaq”) indicating that the Corporation’s shares will be delisted from Nasdaq as a result of the recent, previously announced closure of the Corporation’s wholly-owned subsidiary and principal asset, Frontier Bank (“Bank”), by the State of Washington Department of Financial Institutions, Division of Banks (“DFI”), and the appointment of the Federal Deposit Insurance Corporation (“FDIC”) as receiver of the Bank, and the expected dissolution or bankruptcy, and liquidation of the Corporation.

The Corporation does not intend to appeal Nasdaq’s decisions to delist the Corporation’s common stock. Therefore, trading in the Corporation’s common stock will be suspended at the opening of business on May 12, 2010, and a Form 25-NSE will be filed by Nasdaq with the Securities and Exchange Commission, which will remove the Corporation’s securities from listing and registration on Nasdaq.  In addition, trading in the Corporation’s common stock has been halted by Nasdaq starting on Monday, May 3, 2010, and will remain so up to the suspension date.

A copy of the Corporation’s press release regarding the foregoing events is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

 (d)           Exhibits

       The following exhibit is being filed herewith and this list shall constitute the exhibit index.

         99.1           Press release dated May 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FRONTIER FINANCIAL CORPORATION
(Registrant)
May 3, 2010	/s/ Patrick M. Fahey
(Date)	Patrick M. Fahey President and Chief Executive Officer